EXHIBIT 32.1

SECTION 906 CERTIFICATION

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

In connection with the Annual Report on Form 10-K/A of United Security Bancshares (the "Company") for the period ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Dennis Woods and Bhavneet Gill, the Chief Executive Officer and the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. that the annual report on Form 10-K for the year ended December 31, 2019, as amended by Amendment No. 1, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. that information contained in the annual report on Form 10-K for the year ended December 31, 2019, as amended by Amendment No. 1, fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dennis R. Woods
Dennis R. Woods
President and Chief Executive Officer

/s/ Bhavneet Gill
Bhavneet Gill
Senior Vice President and Chief Financial Officer

Date: April 29, 2020